SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary  Proxy  Statement            [ ] Confidential, for Use of the
                                                 Commission  Only (as permitted
                                                 by Rule 14a-6(e) (2))

[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           COLGATE-PALMOLIVE COMPANY
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1), or 14a-6(i)(2)
    or Item 22(a) (2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i) (3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.
  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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  [ ] Fee paid previously with preliminary materials.

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  [ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

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  (2) Form, Schedule or Registration Statement No.:

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  (3) Filing Party:

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  (4) Date Filed:

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


[COLGATE-PALMOLIVE COMPANY LOGO]


March 21, 1995


Dear Colgate Stockholder:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders on Thursday, May 4, 1995, at 10:00 a.m. in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036.

In addition to the election of directors and approval of the selection of auditors, the other item of business will be the consideration of a stockholder proposal on blank check preference stock. Additional details about the meeting are in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, I will also report on the progress of the Company during the past year and answer stockholder questions.

It is important that your stock be represented at the meeting. Whether or not you plan to attend personally, please complete and mail the enclosed proxy card in the return envelope.

Very truly yours,
Reuben Mark
Chairman of the Board and
Chief Executive Officer

[COLGATE-PALMOLIVE COMPANY LOGO]

March 21, 1995


NOTICE OF MEETING

The Annual Meeting of Stockholders of Colgate-Palmolive Company, a Delaware corporation, will be held on Thursday, May 4, 1995, at 10:00 a.m. in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036.

Items of business will be as follows:

1.      Election of directors.

2.      Approval of selection of auditors.

3.      Stockholder proposal on blank check preference stock.

4.      Such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 10, 1995 are entitled to notice of and to vote at the meeting.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary
300 Park Avenue
New York, New York 10022

COLGATE-PALMOLIVE COMPANY
300 Park Avenue
New York, New York 10022
March 21, 1995


PROXY STATEMENT


The accompanying proxy is solicited by the Board of Directors of Colgate-Palmolive Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held in New York City on May 4, 1995, and at any adjournment thereof. The proxy may be revoked at any time before it is voted. If no contrary instruction is received, signed proxies returned by stockholders will be voted in accordance with the Board of Directors' recommendations.

This proxy statement and accompanying proxy are first being sent to stockholders on or about the date set forth above.

Because respect for the rights and privacy of stockholders has always been a practice at the Company, we have adopted a policy to assure that all proxies, ballots and vote tabulations that identify stockholders are kept confidential. Proxy cards will be returned in envelopes addressed to an independent tabulator, which will receive, inspect and tabulate the proxies. The identity of the vote of any stockholder will not be disclosed without the consent of the stockholder except for use by the independent tabulator, for solicitations for change of control of the Company and to meet legal requirements.

Stockholders of record at the close of business on March 10, 1995 are entitled to vote at the meeting. On that date, the Company had outstanding 144,707,100 shares of Common Stock (the "Common Stock"), 125,000 shares of $4.25 Preferred Stock (the "$4.25 Preferred Stock") and 6,071,048 shares of Series B Convertible Preference Stock (the "Series B Convertible Preference Stock"). Each outstanding share of Common Stock and $4.25 Preferred Stock has one vote, and each outstanding share of Series B Convertible Preference Stock has two votes, corresponding to its conversion ratio.

The holders of a majority of the votes entitled to be cast present in person or by proxy shall constitute a quorum for purposes of the 1995 Annual Meeting of Stockholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present on any matter. A plurality vote is required for the election of directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. All other matters to be voted on will be decided by the affirmative vote of a majority of the votes of the shares represented at the meeting, either in person or by proxy, and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered to be entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

The Company will pay the cost of soliciting proxies for the meeting. Proxies may be solicited by regular employees of the Company in person, or by mail, courier, telephone or facsimile. In addition, the Company has retained D.F. King & Co. Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $22,000 plus expenses.

1. ELECTION OF DIRECTORS

The Board of Directors proposes the election of the following nine nominees as directors, to serve until their successors have been elected and have qualified.

Nominees

The name, age and principal occupation of each nominee, the nominee's length of service as a director of the Company, the names of the other public companies of which the nominee is a director and certain other biographical information are set forth below:

Reuben Mark, 56
Chairman and Chief Executive Officer of the Company. Mr. Mark joined the Company in 1963 and held a series of significant positions in the United States and abroad. He was appointed Vice President and General Manager of the Household Products Division in 1975. From March 1979 to March 1981, he was Group Vice President of domestic operations. In March 1981, he was elected Executive Vice President and became President and a director of the Company on March 1, 1983. Mr. Mark was elected Chief Executive Officer in May 1984 and Chairman in May 1986. Mr. Mark is also a director of Pearson, plc, Toys "R" Us, Inc., Time Warner, Inc. and the New York Stock Exchange.

Director since 1983


Vernon R. Alden, 71
Mr. Alden was Chairman of the Board and Executive Committee of The Boston Company, Inc., a financial services company, from 1969 to 1978. He was President of Ohio University from 1962 to 1969 and, prior thereto, he was the Associate Dean and a member of the faculty of the Harvard Graduate School of Business Administration. Mr. Alden has been serving as a director of Augat Inc., Digital Equipment Corporation, Intermet Corporation and Sonesta International Hotels Corporation. Mr. Alden is currently the Independent General Partner of ML-Lee Acquisition Fund, L.P., ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. He is also a trustee of several cultural and educational organizations, as well as The Honorary Consul General for the Kingdom of Thailand and Chairman of the Japan Society of Boston.

Director since 1974

Jill K. Conway, 60
Visiting Scholar, Program in Science, Technology and Society, Massachusetts Institute of Technology since 1985. Mrs. Conway was President of Smith College from 1975 to 1985. She was Vice President, Internal Affairs, University of Toronto, from 1973 to 1975 and a member of its graduate faculty from 1971 to 1975. She has served as a member of the Harvard Board of Overseers and The Conference Board and as a trustee of Hampshire College, Northfield Mt. Hermon School and The Clarke School of the Deaf. Mrs. Conway is a member of the boards of Merrill Lynch & Co., Inc., Arthur D. Little, Inc., Nike, Inc., the Allen Group and Lend Lease International. She is also a trustee of the Asia Society, the New England Medical Center, Mt. Holyoke College, The Knight Foundation and the Kresge Foundation.

Director since 1984


Ronald E. Ferguson, 53
Chairman and Chief Executive Officer of General Re Corporation since 1987. Mr. Ferguson has been with General Re since 1969. He is also a director of General Signal Corporation.

Director since 1987


Ellen M. Hancock, 51
Former Senior Vice President and Group Executive, International Business Machines Corporation. Mrs. Hancock joined IBM as a programmer in 1966 and served in various staff, managerial and executive positions. She was elected an IBM Vice President in September 1985 and in December 1985 was named Vice President, Telecommunications Systems, Communication Products Division. She was named President, Communication Products Division, in 1986 and General Manager, Networking Systems, in 1988. She was elected an IBM Senior Vice President in November 1992 and assumed the position of Group Executive in 1993. Mrs. Hancock is on the board of directors of Siemens Rolm Communications Inc. She is also on the board of trustees of Marist College.

Director since 1988

David W. Johnson, 62
Chairman, President and Chief Executive Officer of Campbell Soup Company. Mr. Johnson began his business career as a management trainee at Colgate Australia in 1959 and received a series of promotions at the Company, becoming General Manager of Colgate's South Africa subsidiary in 1967. He then held several positions with Warner-Lambert from 1972 to 1982, including President of their Asian Management Center, President of their Personal Products Division and President of American Chicle Division. In 1982, Mr. Johnson became President and Chief Executive Officer of Entenmann's, Inc. From 1987 to 1989, he served as Chairman, Chief Executive Officer and President of Gerber Products Company and from 1989 to 1990 he served as Chairman and Chief Executive Officer of Gerber. Mr. Johnson was elected Chairman of Campbell Soup Company in 1993 and has been its President, Chief Executive Officer and a Director since January 1990.

Director since 1991


John P. Kendall, 66
Officer, Faneuil Hall Associates, Inc., a private investment company, since 1973. Mr. Kendall is a former Chairman of The Kendall Company and a former director of the Shawmut Bank of Boston, N.A.

Director since 1972


Delano E. Lewis, 56
Chief Executive Officer and President, National Public Radio. From 1973 through 1988, Mr. Lewis held positions of increasing responsibility with Chesapeake & Potomac Telephone Company, including Vice President responsible for External Affairs. From 1988 through 1993, until he assumed his present position, Mr. Lewis was the President and Chief Executive Officer of Chesapeake & Potomac Telephone Company. Mr. Lewis has also served on the Peace Corps staff in Africa and on the staff of the United States Equal Employment Opportunity Commission and the United States Department of Justice. Mr. Lewis is also a director of GEICO Corporation, Chase Manhattan Corp., Apple Computers and Black Entertainment Television and has served on the boards of many civic, educational and public service organizations, including Catholic University, the United Negro College Fund, the Washington Performing Arts Society and the Greater Washington Board of Trade.

Director since 1991

Howard B. Wentz, Jr., 65
Chairman of ESSTAR Incorporated since July 1989 and Chairman of Tambrands Inc. since June 1993. Previously, he was Chairman, President and Chief Executive Officer of Amstar Corporation. Mr. Wentz joined Amstar in 1969 as Vice President of Operations for its subsidiary, Duff-Norton Company, Inc. He was elected President of Duff-Norton in 1970, Vice President of Amstar in 1972, a director in 1976 and Executive Vice President and Chief Operating Officer in 1979. He assumed the additional responsibilities of President in 1981, Chief Executive Officer in 1982 and Chairman in 1983. In 1984, Mr. Wentz was appointed President and a director of Amstar Holdings, Inc. Prior to becoming Chairman, Mr. Wentz was already a director of Tambrands Inc.

Director since 1982


The Board recommends a vote IN FAVOR of the nominees for director listed above.


SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the beneficial ownership of Common Stock and Series B Convertible Preference Stock by each director, each executive officer named in the Summary Compensation Table on page 10 and directors and executive officers as a group. No director or executive officer owns any $4.25 Preferred Stock.

                                               Common Stock                        Series B Convertible
                                           Amount and Nature of                         Preference
                                        Beneficial Ownership(1,2)                      Stock (ESOP)
                                              Restricted
                                                 Stock            Options
         Name of              Directly      Vesting Within      Exercisable        Amount and Nature of
     Beneficial Owner           Owned         60 Days(3)       Within 60 Days    Beneficial Ownership(2,4)
Reuben Mark(5)                  483,803           55,538         1,849,905                 2,293
William S. Shanahan             134,471           11,107           272,240                 1,367
William G. Cooling               84,901            7,775           140,585                 1,175
Robert M. Agate                  78,507            5,109            61,012                 1,495
David A. Metzler                 38,834            2,870            91,324                 1,345
Vernon R. Alden(6)               10,145                0               333                    --
Jill K. Conway                    3,900                0               333                    --
Ronald E. Ferguson(7)             9,639                0               333                    --
Ellen M. Hancock(8)               4,047                0               333                    --
David W. Johnson                  3,145                0               333                    --
John P. Kendall(9)              172,183                0               333                    --
Delano E. Lewis                   2,329                0               333                    --
Howard B. Wentz, Jr.             12,511                0               333                    --
All directors and
  executive officers as a
  group
  (29 persons)                1,577,605          103,289         3,074,355                23,272

(1) Information regarding Common Stock holdings is as of February 22, 1995, except for holdings in the Savings and Investment Plan which are as of December 31, 1994. Unless otherwise indicated, beneficial ownership of Common Stock is direct, and the person indicated has sole voting and investment power.
Footnotes continue on following page.

(2) Each indicated person beneficially owns less than one percent of the outstanding Common Stock and Series B Convertible Preference Stock, except for Mr. Mark who beneficially owns 1.6% of the outstanding Common Stock. All directors and executive officers as a group beneficially own 3.2% of the outstanding Common Stock and less than 1% of the outstanding Series B
Convertible Preference Stock. Ownership of Common Stock includes direct ownership, restricted stock vesting within 60 days, exercisable options and Savings and Investment Plan holdings.

(3) These shares of restricted stock vested on March 1, 1995 and are also included in the total number of restricted stock holdings shown as of December 31, 1994 in footnote 3 on page 11.

(4) Information regarding Series B Convertible Preference Stock holdings is as of December 31, 1994. Series B Convertible Preference Stock is issued to a trustee acting on behalf of the Company's Savings & Investment Plan. Participants in such plan, including the executive officers named in the Summary Compensation Table, have sole voting power over such shares, subject to the trustee's right to vote such shares if the participant fails to do so, but no investment power until distribution in accordance with the terms of such plan, subject to statutory diversification requirements.

(5) Mr. Mark has limited rights exercisable in conjunction with 631,300 of his stock options which permit him to realize the accumulated value of such options in the event of a change in control.

(6) Mr. Alden's holdings do not include 3,000 shares of Common Stock held by his spouse, as to which he disclaims beneficial ownership.

(7) Mr. Ferguson's holdings do not include 1,595 Common Stock units credited to a deferred account under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"). He has no voting or investment power over these stock units. In addition, in the ordinary course of business, General Re Corporation makes portfolio investments and may from time to time hold securities of the Company. Mr. Ferguson, Chairman of the Board and Chief Executive Officer of General Re Corporation, disclaims any beneficial ownership of these securities.

(8) Mrs. Hancock's holdings include 200 shares of Common Stock owned jointly with her spouse.

(9) Mr. Kendall's holdings do not include 310,502 shares of Common Stock held by trusts in which he has a contingent remainderman's interest and 57,690 shares of Common Stock held by trusts in which he has a limited power of appointment. He has no voting or investment power in these trusts, and he disclaims beneficial ownership of such shares. Mr. Kendall's holdings also do not include 1,640 Common Stock units credited to a deferred account under the Deferred Compensation Plan, over which he has no voting or investment power.

Based on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that, during 1994, its executive officers and directors complied with all applicable Section 16 filing requirements, except that Mr. Shanahan and Mr. McLeod each inadvertently filed one late report including two transactions and three transactions, respectively.

Board of Directors and Committees

The Board of Directors met nine times during 1994.

The standing committees of the Board are the Audit Committee, Finance Committee, Personnel and Organization Committee and Committee on Directors.

The Audit Committee oversees management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It recommends appointment of the Company's independent public accountants and oversees the activities of the Company's internal audit function and the Global Business Practices Group. To ensure independence, the independent public accountants, internal auditors and general counsel meet with the Audit Committee with and without the presence of management representatives. Its current members are: Ronald E. Ferguson (Chair), Vernon R. Alden, Jill K. Conway, John P. Kendall (Deputy Chair) and Howard B. Wentz, Jr. It met three times in 1994.

The Finance Committee oversees the financial policies and practices of the Company. It also reviews the financial statements of the Company, makes recommendations to the Board regarding financial and strategic matters and oversees the Company's finance, treasury and related functions. Its current members are: Howard B. Wentz, Jr. (Chair), Ronald E. Ferguson, Ellen M. Hancock (Deputy Chair), John P. Kendall and Reuben Mark. It met six times in 1994.

The Personnel and Organization Committee oversees organizational, personnel, compensation and benefits policies and practices of the Company. It reviews the compensation of the executive officers and recommends to the Board the compensation of the Chief Executive Officer. The Committee administers the 1977 and 1987 Stock Option Plans, the Executive Incentive Compensation Plan and the Executive Severance Plan. It also oversees the Company's social responsibility programs. Its current members are: Jill K. Conway (Chair), Vernon R. Alden, Ronald E. Ferguson, David W. Johnson (Deputy Chair), John P. Kendall and Delano E. Lewis. It met seven times in 1994.

The Committee on Directors recommends nominees for the Board of Directors. It also makes recommendations to the Board regarding board and committee structure and reviews Board member performance. Its current members are:
Vernon R. Alden (Chair), Jill K. Conway, John P. Kendall, Delano E. Lewis (Deputy Chair) and Howard B. Wentz, Jr. It met three times in 1994. The Committee on Directors will consider nominees recommended by stockholders. Nominations by stockholders must be made in accordance with the information and timely notice requirements of the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company. Such nominations must be in writing and, for consideration at the 1995 Annual Meeting, received by the Secretary no later than March 31, 1995.

All directors attended more than 89% of the meetings of the Board and the committees on which they served in 1994.

Compensation of Directors

In 1994, directors (other than Mr. Mark) received an annual retainer of $18,000 and, under the Stock Compensation Plan for Non-Employee Directors, 275 shares of Common Stock. Directors (other than Mr. Mark) received an annual stock option grant of 1,000 shares. For each meeting of the Board of Directors or a committee meeting attended, directors (other than Mr. Mark) received an attendance fee of $1,000. The chair of each committee also received an annual retainer of $3,000, and the deputy chair of each committee received an annual retainer of $1,500.

Under the Company's Restated and Amended Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer payment of all or a part of their total cash compensation as directors and committee members. Deferred fees are credited to a phantom Common Stock account which is adjusted to reflect changes in the market price of the Common Stock and dividends paid. Distributions are made in cash, either in annual installments or by lump sum, after the retirement or resignation of the director.

Under the Company's Stock Purchase Plan for Non-Employee Directors, directors may elect to have all or a portion of their non-deferred cash compensation used to purchase Common Stock. Shares of Common Stock which represent retainer and committee chairperson fees are purchased prospectively at the beginning of the year; shares which represent attendance fees are purchased retroactively after the end of the year. In each case, such purchases are made on behalf of directors on the open market following the Company's annual public earnings release. The Company pays brokerage fees and other transaction-related costs.

Under the Company's Pension Plan for Outside Directors, a non-employee director who retires after reaching age 72 and who has served a minimum of nine years as a director receives, in cash, an annual pension equal in value to 100% of the annual retainers paid for the twelve-month period prior to retirement. For this purpose, Common Stock received under the Stock Compensation Plan for Non-Employee Directors is valued at the fair market value on the day on which it is granted to the director. A non-employee director who becomes permanently disabled and has five or more years of service as a director receives an undiscounted pension from the date of such disability. A non-employee director who retires before reaching age 72 with at least nine years of service as a director may receive a pension with the approval of the Board. All such pensions are paid quarterly for the lifetime of the director.

EXECUTIVE COMPENSATION


Summary Compensation Table

The following table sets forth the 1994, 1993 and 1992 compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Officers"). Column (g), Securities Underlying Options, includes reload options which do not result in an increase in the combined total number of shares and options held by the employee (see also footnote 5).

                                                                                     Long Term Compensation
                           Annual Compensation                                         Awards             Payouts
         (a)              (b)         (c)            (d)           (e)           (f)           (g)           (h)          (i)
                                                                  Other      Restricted                                   All
                                                                  Annual        Stock      *Securities                   Other
       Name and                                     Bonus       Compensa-      Awards       Underlying      LTIP        Compen-
  Principal Position     Year      Salary ($)       ($)(1)      tion($)(2)    ($)(3,4)    Options(#)(5) Payouts($)   sation($)(7)

Reuben Mark                1994        945,500      1,413,000        --       2,411,731       159,800        0          101,571
Chairman of the Board      1993        900,833      1,264,000        --       2,141,552     1,000,000(6)     0           93,949
and Chief Executive        1992        852,443      1,150,000        --       1,946,250       277,793        0           84,583
Officer

William S. Shanahan        1994        646,667        650,000        --         693,284       152,700        0           62,212
President and Chief        1993        606,667        590,000        --         587,248        44,000        0           58,298
Operating Officer          1992        537,860        525,000        --         523,606       125,910        0           45,481

William G. Cooling         1994        397,833        303,000        --         375,846        86,750        0           40,562
Chief of Specialty         1993        378,500        286,000        --         319,521        78,820        0           32,845
Marketing Operations       1992        358,633        265,000        --         284,542        80,735        0           29,666

Robert M. Agate            1994        370,833        295,000        --         375,846       128,958        0           41,832
Chief Financial            1993        344,500        270,000        --         319,521        42,080        0           38,968
Officer                    1992        319,527        241,000        --         284,542        84,692        0           36,035

David A. Metzler           1994        348,333        217,992        --         311,935        23,222        0           37,526
President                  1993        313,333        214,875        --         211,555        35,662        0           32,712
Colgate-Europe             1992        258,693        238,694        --         167,310        23,521        0           28,047


* Includes reload options granted pursuant to the Accelerated Ownership Feature of the 1987 Stock Option Plan. Reload option grants do not result in an increase in the combined total number of shares and options held by an employee prior to the exercise. See Individual Grants Table on page 12.

(1) Amounts include bonuses earned for the years indicated, paid on or before March 15 of the following year, consistent with past practice.

(2) None of the Named Officers received perquisites or other personal benefits in an amount large enough to require reporting in this column, nor did any of them receive any other compensation required to be reported in this column.

(3) Amounts include awards earned for the years indicated, granted on or before March 15 of the following year, consistent with past practice. Awards for 1992, 1993 and 1994 vest in three years except for Mr. Mark's 1992 award which vests in five years. Dividend equivalents accrue on the restricted stock during the vesting period. As of December 31, 1994, the Named Officers as a group held an aggregate of 310,511 shares of restricted stock, with a value of $19,678,636, based on the closing market price of the Common Stock on December 31, 1994. Footnotes continue on following page.

The number and value of the restricted stock holdings of each of the Named Officers at December 31, 1994, are set forth below:

                              # of Shares        $ Value
Reuben Mark                      196,090         12,427,204
William S. Shanahan               50,341          3,190,361
William G. Cooling                30,207          1,914,369
Robert M. Agate                   24,959          1,581,777
David A. Metzler                   8,914            564,925

(4) In 1992, the Company established the Long Term Global Growth Program, discussed on page 20. The 1992, 1993 and 1994 restricted stock awards granted under this program reflect the achievement of certain financial goals (growth in net sales and earnings per share) over a measurement period (one year for 1992, two years for 1993 and three years for 1994).

(5) Amounts include reload options granted during 1994, 1993 and 1992 pursuant to the Accelerated Ownership Feature of the 1987 Stock Option Plan. This feature was implemented to promote increased employee share ownership by encouraging the early exercise of options and retention of shares. Under this feature, if an employee uses shares he or she already owns to pay the exercise price of a stock option or the related taxes withheld, he or she receives a new option for an equal number of shares at the then current market price with the same expiration date as the original option. The incremental shares received upon exercise of the stock option over the shares surrendered are restricted from sale for a period of two years. The new, or reload, option grant does not result in an increase in the combined total number of shares and options held by an employee prior to the exercise.

The number of reload options included in the amounts shown in column (g) for 1994, 1993 and 1992, respectively, are as follows: Mr. Mark, 159,800, 0 and 277,793; Mr. Shanahan, 109,700, 0 and 81,910; Mr. Cooling, 65,750, 55,320 and
55,735; Mr. Agate, 107,958, 20,080 and 63,692 and Mr. Metzler, 3,222, 18,622 and
6,521. See also 1994 Option Grants on page 12.

(6) The amount shown represents an upfront grant of "above-market" stock options in place of grants that would otherwise have been made during the period 1993-1998.

(7) Amounts shown in All Other Compensation, column (i), are pursuant to programs available to all employees generally, as follows:

                                                                                     Supplemental
                                           Savings &                                  Savings &
                                           Investment                                 Investment         Value of
                                              Plan         Retiree      Success          Plan          Company Paid
                                            Company       Insurance     Sharing        Company        Life Insurance
             Named Officer                   Match         Account      Account         Match            Premiums
Reuben Mark                                  6,300         7,173        2,500           79,342             6,256
William S. Shanahan                          6,300         3,586        2,500           42,305             7,521
William G. Cooling                           6,300         7,173        2,500           21,266             3,323
Robert M. Agate                              6,300         7,173        2,500           18,963             6,896
David A. Metzler                             6,300         7,173        2,500           17,480             4,073

The amounts shown as Savings & Investment Plan Company Match, Retiree Insurance Account and Success Sharing Account represent the value (as of the time of allocation) of shares of Series B Convertible Preference Stock allocated to the Named Officers' Accounts under the Savings and Investment Plan. Premium payments for life insurance were not made pursuant to split dollar life insurance arrangements.

1994 Option Grants

The following table shows information regarding grants of stock options in 1994 to the Named Officers. The table includes both new options granted in 1994 and reload options granted automatically under the Accelerated Ownership Feature of the 1987 Stock Option Plan described on page 11 in footnote 5. Use of the Accelerated Ownership Feature does not result in an increase in the total combined number of shares and options held by an employee. The Company did not grant any stock appreciation rights during 1994.

INDIVIDUAL GRANTS

            (a)                    (b)             (c)               (d)              (e)             (f)
                                Number Of       % Of Total
                               Securities        Options
                               Underlying       Granted To         Exercise                       Grant Date
                                 Options        Employers          Or Base                          Present
     EXECUTIVE OFFICER           Granted      In Fiscal Year     Price ($/Sh)     Exp. Date       Value($)(7)
Reuben Mark
 2/94 Reload Options(1)          159,800           6.32%            63.8125       03/08/99        1,395,054
William S. Shanahan
 1994 Grant(2)                    43,000           1.70%            56.2500       09/07/04          496,220
 2/94 Reload Options(1)          109,700           4.34%            62.8125          (3)            939,032
  TOTAL                          152,700           6.04%                                          1,435,252
William G. Cooling
 1994 Grant(2)                    21,000           0.83%            56.2500       09/07/04          242,340
 2/94 Reload Options(1)           65,750           2.60%            64.1875          (4)            579,915
  TOTAL                           86,750           3.43%                                            822,255
Robert M. Agate
 1994 Grant(2)                    21,000           0.83%            56.2500       09/07/04          242,340
 2/94 Reload Options(1)           61,012           2.41%            61.0625          (5)            504,569
 11/94 Reload Options(1)          46,946           1.86%            60.2500          (6)            373,690
  TOTAL                          128,958           5.10%                                          1,120,599
David A. Metzler
 1994 Grant(2)                    20,000           0.79%            56.2500       09/07/04          230,800
 5/94 Reload Options(1)            3,222           0.13%            56.4375       09/09/97           25,454
  TOTAL                           23,222           0.92%                                            256,254

(1) Reload options received pursuant to the Accelerated Ownership Feature become fully exercisable six months after the date of grant and terminate on the expiration date of the original option. See also footnote 5 on page 11. Footnotes continue on following page.

(2) The 1994 option grants (other than options granted pursuant to the Accelerated Ownership Feature referred to above) become exercisable in increments of one-third annually commencing on the first anniversary date of the option grant and become fully exercisable on the third anniversary date thereof.

(3) Includes the following options received pursuant to the Accelerated Ownership Feature: 16,490 options expiring on 09/09/97; 6,491 options expiring on 09/07/98; 46,702 options expiring on 09/13/99; and 40,017 options expiring on 09/12/00.

(4) Includes the following options received pursuant to the Accelerated Ownership Feature: 6,613 options expiring on 06/27/95; 5,050 options expiring on 06/12/96; 18,649 options expiring on 09/13/99; 22,466 options expiring on 09/12/00; and 12,972 options expiring on 10/10/01.

(5) Includes the following options received pursuant to the Accelerated Ownership Feature: 4,256 options expiring on 06/27/95; 7,279 options expiring on 06/12/96; 1,913 options expiring on 06/13/96; 4,977 options expiring on 09/09/97; 18,937 options expiring on 09/13/99; 12,458 options expiring on 09/12/00; and 11,192 options expiring on 10/10/01.

(6) Includes the following options received pursuant to the Accelerated Ownership Feature: 5,705 options expiring on 10/10/01; 13,423 options expiring on 09/03/02; 601 options expiring on 09/09/97; 13,093 options expiring on 09/07/98; 7,415 options expiring on 09/12/00; and 6,709 options expiring on 09/01/03.

(7) Amounts shown are estimates of the value of the options which have been calculated by Hewitt Associates using a Black-Scholes based option valuation model. The material assumptions and adjustments incorporated into the Black-Scholes based model include the exercise price of the option, the option term (including the impact of the Accelerated Ownership Feature), an interest rate factor based on the U.S. Treasury rate over the option term (ranging from 4% to 7%), a volatility factor based on the standard deviation of the price of the Company's Common Stock for the one year period prior to the grant date (ranging from 18% to 23%) and a dividend rate based on the annualized dividend rate per share of Common Stock at the grant date. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the price of the option on the date of exercise. Management believes that the Black-Scholes model was not developed for the purpose of valuing employee stock options, particularly those having rights such as the Accelerated Ownership Feature. There can be no assurance that this Black-Scholes based model will approximate the value the executive will actually realize.

1994 Option Exercises And Year-End Values

The following table shows information regarding the exercise of stock options during 1994 by the Named Officers and the number and value of any unexercised stock options as of December 31, 1994.

         (a)                      (b)               (c)                (d)                 (e)
                                                                    Number of
                                                                   Securities           Value of
                                                                   Underlying          Unexercised
                                                                   Unexercised        In-The-Money
                                                                   Options at          Options at
                                 Shares                            FY-End (#)          FY-End ($)
                              Acquired On          Value          Exercisable/        Exercisable/
    Executive Officer         Exercise (#)      Realized ($)      Unexercisable       Unexercisable
Reuben Mark                      268,700        10,999,906          1,516,574/          32,934,113/
                                                                      666,669              159,581
William S. Shanahan              174,641         5,704,176            272,240/           1,993,885/
                                                                       87,001              739,968
William G. Cooling                77,386         1,141,913            140,585/             678,541/
                                                                       45,001              384,738
Robert M. Agate                  119,105           955,115             61,012/             141,090/
                                                                       89,613              510,773
David A. Metzler                   6,155           176,024             96,317/           1,961,967/
                                                                       37,001              310,031

The option values shown above reflect an increase in the market value of the Company from $2.7 billion as of December 31, 1987 (the earliest grant year of the options reported above) to $9.2 billion on December 31, 1994. The number and value of exercisable options shown for Mr. Metzler in columns (d) and (e) do not reflect his option exercise in February 1995 which reduced the value of his options shown in column (e) above by $31,518. Including this February transaction, the number of exercisable options beneficially owned by Mr. Metzler as of February 22, 1995 is as shown on the Security Ownership of Management Table on page 6.


Retirement Plan

Table A below shows the estimated maximum annual retirement benefit payable to persons (including the Named Officers) retiring in 1995 under the "final average earnings" formula of the Colgate Employees' Retirement Income Plan (the "Retirement Plan"). Table B shows the estimated annual retirement benefit for each of the Named Officers payable under the Colgate Personal Retirement Account ("PRA") formula, which was added to the Retirement Plan on July 1, 1989. All salaried employees of the Company employed at June 30, 1989 (including the Named Officers) were offered a one-time election to maintain the Retirement Plan's benefit under the "final average earnings" formula by making monthly contributions of 2% of recognized earnings (described below) up to the Social Security wage base and 4% of recognized earnings in excess of the wage base. All of the Named Officers made this one-time election in 1989. The Named Officers and other employees who so elected are entitled at retirement to receive the greater of the benefit under the "final average earnings" benefit formula (Table
A) or the benefit under the PRA formula (Table B).

                                    TABLE A
                                (EXPRESSED IN $)

                                                   YEARS OF SERVICE
REMUNERATION(1,2,3)    15           20            25             30             35              40
  500,000             135,000      180,000        225,000        270,000        315,000          360,000
  750,000             202,500      270,000        337,500        405,000        472,500          540,000
1,250,000             337,500      450,000        562,500        675,000        787,500          900,000
1,750,000             472,500      630,000        787,500        945,000      1,102,500        1,260,000
2,250,000             607,500      810,000      1,012,500      1,215,000      1,417,500        1,620,000
2,750,000             742,500      990,000      1,237,500      1,485,000      1,732,500        1,980,000

(1) Remuneration equals "final average earnings" which is the average of the individual's highest consecutive three years of "recognized earnings" out of the ten years immediately preceding retirement. For the Named Officers, "recognized earnings" is the sum of regular annual salary as of January 1, plus incentive and bonus payments paid during the preceding calendar year (columns (c) (or annual salary as of January 1, if higher) and (d) in the Summary Compensation Table on page 10).

(2) The number of years of credited service under the Retirement Plan as of January 1, 1995 for the Named Officers are: Mr. Mark--31 years 7 months; Mr. Shanahan--29 years 5 months; Mr. Cooling--22 years 9 months; Mr. Agate--33 years 11 months; and Mr. Metzler--29 years 11 months.

(3) Includes  payments  under the  Supplemental  Employees'  Retirement  Plan in excess of limitations under the Internal Revenue Code of 1986, as amended. Benefits are computed by multiplying "final average earnings" by the product of years of credited service and 1.8%. Benefits payable under the Supplemental Employees' Retirement Plan are subject to a maximum of 70% of the sum of the individual's base salary at retirement and bonus for the calendar year immediately preceding retirement, less benefits payable under the basic Retirement Plan. Benefits are subject to an offset for Social Security and certain other enumerated benefits.

Benefits under the PRA are determined as follows: On July 1, 1989, an account with an opening balance was established for each eligible person employed on June 30, 1989, equal to the greater of (i) the lump-sum value of the pension then accrued under the Retirement Plan's "final average earnings" formula or
(ii) an amount calculated by aggregating the monthly pay-based credits which would have been made to the employee's account had the PRA always been in effect. Thereafter, and with respect to PRA accounts established for any eligible employee hired on or after July 1, 1989, monthly pay-based credits are accumulated in an employee's account, being determined as a percentage of the employee's monthly recognized earnings in accordance with the following formula:

                                           Up to 1/4 of
                                              Social          Over 1/4 of
                                             Security       Social Security
Years of Service                             Wage Base         Wage Base
 0-9..................................         2.50%               3.75%
10-14.................................         3.00%               4.50%
15-19.................................         4.00%               6.00%
20-24.................................         5.35%               8.00%
25 or more............................         7.50%              11.25%

In addition, the employee's account is credited monthly with interest at 2% over the current six-month Treasury bill rate, adjusted quarterly.

                                   TABLE B

Table B shows the estimated annual retirement benefits payable under the PRA for each of the Named Officers, based on 1995 recognized earnings and assuming no future increases in such earnings and an annuity rate of 9%:

                             Year         Amount of
                           Reaching         Level
                            Age 65       Annuity ($)1
Reuben Mark                  2004          813,890
William S. Shanahan          2005          446,416
William G. Cooling           2009          277,722
Robert M. Agate              2001          209,448
David A. Metzler             2008          248,595

(1) Includes payments in excess of Internal Revenue Code limitations under the Supplemental Employees' Retirement Plan. Benefits payable under the Supplemental Employees' Retirement Plan are subject to a maximum of 70% of the sum of the individual's base salary at retirement and bonus for the calendar year immediately preceding retirement, less benefits payable under the basic Retirement Plan.


Executive Severance Plan and Other Arrangements

The Executive Severance Plan (the "Severance Plan") was adopted by the Board of Directors effective September 1, 1985, and was last amended as of June 11, 1992. The Severance Plan is administered by the Personnel and Organization Committee (the "P&O Committee"). The P&O Committee selects participants from among the executive officers and other key personnel of the Company and has selected the Named Officers, among others, as participants.

If within two years of a change of control of the Company (as defined in the Severance Plan), an executive participating in the Severance Plan terminates employment due to an adverse change in conditions of employment or the Company terminates the executive's employment other than for cause (defined as serious willful misconduct likely to result in material economic damage to the Company), the executive is entitled to receive, in a lump sum, an amount equal to between 12 and 36 months of compensation and a pro rata cash bonus under the Executive Incentive Compensation Plan for the period prior to termination. Compensation is defined to include the executive's base salary as of the termination date plus his or her highest cash award under the Executive Incentive Compensation Plan within the last five years. If an outside accounting firm determines that receipt of such a lump sum under the Severance Plan would subject the executive officer to tax under Section 4999 of the Internal Revenue Code, he or she may elect to receive in lieu of such lump sum, a reduced amount resulting in equal or greater net after-tax aggregate payments than would be received by payment of the lump sum.

In addition, the Company has made commitments to participants in the Severance Plan that if it terminates the employment of a participant at its convenience rather than as a result of a change of control, it will continue the participant's base salary and certain benefits for a period ranging from nine to 36 months. No payments are made in the event of a voluntary termination (which does not include termination due to an adverse change in conditions of employment) or termination for cause. In addition, the period during which salary is continued and benefits are paid does not extend beyond attainment of age 65 or attainment of 85 or more combined years of age and service with the Company.


Other arrangements relating to a change of control contained in existing Company benefit plans are as follows. Under the 1977 and 1987 Stock Option Plans, all outstanding stock options held by employees, whether or not then currently exercisable, become immediately exercisable upon a change of control. Under the Non-Employee Director Stock Option Plan, all outstanding options granted to non-employee directors also become immediately exercisable upon a change of control regardless of whether or not they were then fully vested and exercisable or the options may be surrendered for the difference between their exercise price and the stock's current value. In addition, under the Executive Incentive Compensation Plan, the Board of Directors has the discretion to accelerate the vesting of restricted stock awards to executive officers. With respect to the Supplemental Employees' Retirement Plan, which is an unfunded plan, the Company has arranged for a letter of credit which requires the issuing bank to fund the accrued benefits payable under such plan in the event of a change of control of the Company and the Company's refusal to pay the benefit. Funding will be made by payments to a trust, which currently is subject to the claims of the Company's creditors in the event of an insolvency.


COMPENSATION COMMITTEE INTERLOCKS AND CERTAIN TRANSACTIONS

As discussed above, the members of the P&O Committee during 1994 were Mrs. Conway and Messrs. Alden, Ferguson, Johnson, Kendall and Lewis. All six members are non-management directors, and none has any direct or indirect material interest in or relationship with the Company or any of its subsidiaries, other than stockholdings as discussed above and as related to his or her position as director. None of the executive officers of the Company has served on the Board of Directors or compensation committee of any other entity, any of whose officers served either on the Company's Board of Directors or the P&O Committee.

The Company purchases and leases computer equipment, software and services from IBM Corporation. These transactions are all entered into in the ordinary course of the Company's business, are made on customary terms and conditions and in total are not material to the Company or IBM Corporation. Ellen Hancock, a director of the Company, is a former Senior Vice President of IBM Corporation. The Company believes that Ms. Hancock has no direct or indirect material interest in these transactions.

The Company from time to time enters into non-leveraged swap agreements with various financial institutions, including General Re Financial Products Corporation (a subsidiary of General Re Corporation), the effect of which is typically to convert the Company's debt from floating to fixed rate obligations. The Company's fixed rates are set by competitive bid. These transactions are entered into in the ordinary course of the Company's and General Re Corporation's business, are made on customary terms and conditions and are not material to the Company or General Re Corporation. Ronald Ferguson, a director of the Company, is the Chairman of the Board and Chief Executive Officer of General Re Corporation. The Company believes that Mr. Ferguson has no direct or indirect material interest in these transactions.

P&O COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Pursuant to the rules of the SEC, set forth below is the report of the Compensation Committee regarding its compensation policies for 1994 for the Company's executive officers, including the Chief Executive Officer.

The Company's executive compensation practices are designed to support its business goals of fostering profitable growth and increasing shareholder value. The Company seeks to align the interests of executives and stockholders through the use of stock-based compensation plans. In addition, the Company's policy is to pay for performance; that is, the better the individual, team, business unit and/or global performance against established goals and objectives, the greater the compensation reward. Finally, each element of the Company's compensation package is designed to be competitive with the compensation practices of other leading consumer products and industrial companies.

As noted above, the P&O Committee is composed entirely of non-management directors. In addition to Company sources, the P&O Committee periodically retains the services of independent compensation consultants to help it assess the competitiveness and effectiveness of the Company's executive compensation practices in general and for the Chief Executive Officer in particular. Most recently, in 1991 Hewitt Associates conducted a comprehensive review of the Company's executive compensation practices at all levels. In 1992, Towers Perrin reviewed the current and long term incentive compensation of the Chief Executive Officer, as discussed later in this report. In 1994, Towers Perrin consulted with the P&O Committee in its review of Section 162(m) of the Internal Revenue Code and in developing modifications to existing compensation plans to qualify compensation paid to its executive officers for deductibility. The P&O Committee also consulted with Towers Perrin in its annual review of the Chief Executive Officer's long term compensation.

The P&O Committee reviewed and recommended the overall compensation of Reuben Mark, the Chairman and Chief Executive Officer of the Company, subject to the approval of the non-management directors. In addition, the P&O Committee reviewed and approved and the Board ratified, the overall compensation of the other executive officers of the Company. The key elements of compensation used by the Company are base salary and performance based incentives including annual cash bonuses, stock options and other long term incentives. This report discusses the Company's practices regarding each of these elements as applied to the executive officers generally and concludes with a separate discussion of Mr. Mark's compensation in particular.

Base Salary

The Company's practice is to pay salaries which are competitive with a comparison group of other leading consumer products and industrial companies (the "Comparison Group"). The companies in the Comparison Group are selected by the Company's Human Resources department based on the recommendation of independent compensation consultants and are reviewed and approved by the P&O Committee. While the Comparison Group is comprised primarily of consumer products companies, companies outside the consumer products field are also included because the Company believes, and the P&O Committee concurs, that the market for executive talent is broader than simply other consumer products companies. The peer group used in the Stock Price Performance Graph on page 22 is composed solely of companies with whom the Company competes in one or more of its primary businesses. The composition of the Comparison Group is updated periodically.

The midpoint of the salary range for executive officers is set at the median of the Comparison Group, with salaries above the median available to exceptional performers and key contributors to the success of the Company. Annual salary adjustments are based on individual performance, assumption of new responsibilities, competitive data from the Comparison Group and the Company's overall annual salary budget guidelines. If an executive officer is responsible for a particular business unit, such unit's financial results are taken into account. In addition, other performance measures, such as improvements in customer service, faster product development, improving market share of Colgate brands, global expansion and productivity increases, are considered.

Increases for all executive officers as a group were determined by the direct manager of each officer taking into account the Company's pre-established salary increase guidelines, business unit results for those with business unit responsibilities, as well as an individual performance assessment of each officer by his or her direct manager, based on the factors discussed above. As a group, in 1994 executive officers were paid at approximately the median of the Comparison Group for similar jobs.


Annual Cash Bonus

In 1994, the Company's executive officers were eligible for annual cash bonuses under the Executive Incentive Compensation Plan (the "EICP Plan") previously approved by stockholders. During 1994, stockholders approved the addition of a section to the EICP Plan requiring that annual bonuses for covered employees be made only upon the successful attainment of specific performance measures established in advance by the P&O Committee. During 1994, the covered employees for cash bonus purposes included the Chief Executive Officer and the seven executive officers who report directly to him (the "Covered Executives"). The amount of the annual bonus for these Covered Executives is payable based upon the degree of achievement of pre-established performance measures, subject to the P&O Committee's discretion to adjust awards downward. The pre-established performance measure was an earnings per share goal.

Individual bonuses for executive officers who were not Covered Executives were determined by a formula based on the financial performance of the entire company as a whole or the business unit to which an executive was assigned as well as performance against specific individual and team goals. The Company-wide financial performance measure was an earnings per share goal and this applied to all officers with corporate-wide responsibilities. The business unit financial measures were sales and profit and these applied to all officers with specific business unit responsibilities.

Executive officers were assigned threshold, target and maximum bonus award opportunities based on their grade levels. Target award opportunities are generally set at the median of the Comparison Group. If the Company or business unit exceeds its earnings per share or sales and profit goals, above-target bonuses may be granted. If the minimum financial goals have not been met, bonuses, if any, would be below the target level.

During 1994, the Company exceeded its earnings per share goal and most business units exceeded their sales and profit goals; therefore, bonuses for executive officers as a group exceeded median bonus levels of the Comparison Group. For each of the seven Covered Executives, the P&O Committee exercised its discretion to adjust bonus awards downward, so that in each case, the executive received less than the bonus formula indicated.

Long Term Performance-Based Incentives

Colgate has two principal compensation vehicles for encouraging the long term growth and performance of the Company. The first is stock options granted under the 1987 Stock Option Plan, and the second is restricted stock awards under the Long Term Global Growth Program of the EICP Plan.

The 1987 Stock Option Plan

Under the Company's 1987 Stock Option Plan, stock options are generally granted annually to executive officers. Guidelines for the size of stock option awards are developed based on factors similar to those used to determine salary and bonus, including a review of the practices of the Comparison Group. Since the Company, with the concurrence of the P&O Committee, views stock options as a way to obtain competitive compensation advantage, target award levels are set from the median to the 75th percentile of the Comparison Group. Actual award grants may vary from target based on individual performance, business unit performance or the assumption of increased responsibilities. In the event of poor corporate performance, the P&O Committee may decide not to grant annual stock options. 1994 stock option awards for executive officers as a group reflect above target corporate performance. The amount and terms of current stock holdings by executive officers did not influence grant decisions.

Stock options during 1994 (other than options granted under the Accelerated Ownership Feature described on page 11 in footnote 5) were granted with an exercise price equal to the market price of the Common Stock on the date of grant and have a ten-year term. They vest in equal annual installments over three years. This approach is designed to motivate the creation of stockholder value over the long term since the full benefit of the stock option grant cannot be realized unless stock price appreciation occurs over a number of years. In addition, the Accelerated Ownership Feature of the 1987 Stock Option Plan (as previously approved by stockholders) facilitates ownership and retention of the Common Stock by executive officers of the Company.


The Long Term Global Growth Program

Under the Long Term Global Growth Program, long term incentive awards are dependent on Company achievement of targeted levels of growth in compounded global annual net sales and earnings per share over a three-year measurement period. In addition to these financial measures, supplemental measures dealing with non-financial business fundamentals are established from time to time.

Each year an executive officer is assigned a threshold, target and maximum award opportunity which is realizable if the Company meets or exceeds specific financial goals, e.g., sales and earnings per share, over the following three years. The target award opportunities are set in dollars as a percentage of salary at the median of the Comparison Group, except for the Chairman's target which is expressed as a specific number of shares. At the end of the measurement period, awards are made in the form of restricted stock based on the fair market value of the Common Stock on the date the award is actually made. Awards are subject to the discretion of the P&O Committee. Once awarded after the three-year measurement period, the restricted stock grants are subject to possible forfeiture for an additional three year period if the executive's employment with the Company is terminated during that time.

The P&O Committee granted restricted stock awards to executive officers under the Long Term Global Growth Program for 1994 based on sales and earnings per share growth and performance on supplemental measures dealing with non-financial business fundamentals over the 1992 through 1994 measurement period. Performance on the financial measures exceeded target and all participants received an award above target based on a pre-established formula relating sales and earnings per share growth to target. Performance on the supplemental measures was evaluated by the P&O Committee to be above standard which resulted in the grant of restricted shares based on a pre-established formula relating this evaluation to a percentage of the target award. The amount and terms of current stock holdings by executive officers did not influence grant decisions.


1994 Chief Executive Officer Compensation

As mentioned  above,  the P&O  Committee  reviewed and  recommended  the overall compensation of Reuben Mark, the Chairman and Chief Executive Officer of the Company, subject to the approval of the non- management directors. As discussed in the Base Salary section above, the midpoint of the salary range for executive officers is set at the median of the Comparison Group, with salaries above the median available to exceptional performers and key contributors to the success of the Company. In setting Mr. Mark's 1994 base salary, the key factor the P&O Committee considered was the Company's pre-established guidelines for determining salary increases. Other factors included the Company's success in exceeding its sales and profit goals in 1993, Mr. Mark's tenure as Chief Executive Officer, his individual performance and contributions to the continuing success and increased value of the Company and a comparison of base salaries of other chief executive officers in the Comparison Group. During 1994, the P&O Committee increased Mr. Mark's annual salary by 5%. Given these considerations, particularly Mr. Mark's individual performance and the Company performance during his tenure as Chief Executive Officer, his annual salary exceeds the median of the Comparison Group.

As discussed above in the Annual Cash Bonus section, the Chief Executive Officer's annual bonus is payable based upon the successful attainment of specific performance measures established in advance by the P&O Committee, subject to the P&O Committee's discretion to adjust calculated awards downward. During 1994, the pre-established performance measure was an earnings per share goal. Based on this bonus formula, Mr. Mark was awarded an annual bonus of $1,413,000, an increase of 11.8% over the previous year. As the Company exceeded its earnings per share goal, bonuses for the Chief Executive Officer and executive officers as a group exceeded median bonus levels of the Comparison Group. With regard to Mr. Mark's annual bonus, the P&O Committee exercised its discretion to adjust his bonus downward so that he received less than the bonus formula indicated.

In 1992, the P&O Committee retained Towers Perrin to design a long term incentive program for Mr. Mark for 1993 and beyond. Towers Perrin recommended a new program which was approved by all non- management directors in 1993 and was described in the 1993 proxy. The purpose of the new program is to give the Chief Executive Officer strong incentive to lead the Company to achieve exceptional results. The program is thus structured to provide a substantial benefit to Mr. Mark if the performance of the Company is outstanding, but a modest benefit or no benefit at all if the Company's performance is average or below average.

As part of the long term incentive program developed for Mr. Mark, the P&O Committee also recommended and all the non-management directors approved Mr. Mark's eligibility in 1993 and thereafter for awards under the Long Term Global Growth Program described above. As described in last year's proxy statement, Mr. Mark's target award opportunity under this program, stated in shares of Common Stock rather than cash, for the measurement period 1992-1994 is 22,500 shares. As discussed above in the Long Term Global Growth Program section, the P&O Committee granted restricted stock awards to executive officers under the Long Term Global Growth Program for 1994 based on sales and earnings per share growth and performance on supplemental measures dealing with non-financial business fundamentals over the 1992 through 1994 measurement period. The Company's performance on the financial measures exceeded target and the Chief Executive Officer and all executive officers as a group received an award above target based on a pre-established formula relating sales and earnings per share growth to target. Performance on the supplemental measures was evaluated by the P&O Committee to be above standard which resulted in the grant of restricted shares based on a pre-established formula relating this evaluation to a percentage of the target award. Mr. Mark was granted 38,093 restricted shares for the 1992-1994 measurement period.

No new stock option grants (other than options granted under the Accelerated Ownership Feature described on page 11 in footnote 5) were granted to Mr.
Mark in 1994.

In summary, the P&O Committee believes that executive performance significantly influences Company performance, and therefore the P&O Committee's approach to executive compensation has been guided by the principle that executives should have the potential for increased earnings when performance objectives are exceeded, provided that there is appropriate downside risk if performance targets are not met.

The foregoing report has been furnished by Mrs. Conway (Chair) and Messrs. Alden, Ferguson, Johnson, Kendall and Lewis.


STOCK PRICE PERFORMANCE GRAPH

The following graph compares cumulative total stockholder returns on the Common Stock against the S&P Composite-500 Stock Index and a peer company index for a five-year period ending December 31, 1994.

[3-LINE CHART REPRESENTING TABLE BELOW]

                               1989        1990        1991          1992         1993           1994
Colgate-Palmolive               100         119         162           189          217            227
Peer Group                      100         100         124           131          146            163
S&P 500                         100          97         126           136          150            152

The companies included in the peer company index compete with the Company in one or more of its primary businesses and are the same as included in last year's proxy statement. They are as follows: Avon Products, Inc., Clorox Company, The Dial Corp., Dow Chemical Company (Dow Brands), Eastman Kodak Company (Lehn &
Fink), Gillette Company, Ralston Purina Company (Pet Foods Division), The Procter & Gamble Company, Quaker Oats Company (Pet Foods Division) and Unilever N.V. The Comparison Group discussed in the P&O Committee Report earlier in this Proxy Statement includes other industrial companies and consumer products companies for reasons discussed in the report.


2. APPROVAL OF SELECTION OF AUDITORS

The Board of Directors, on the recommendation of the Audit Committee, has selected Arthur Andersen LLP as auditors for the year ending December 31, 1995. Arthur Andersen LLP, formerly Arthur Andersen & Co., has audited the accounts of the Company since its incorporation. The Board of Directors considers it desirable to continue the services of Arthur Andersen LLP. Representatives of Arthur Andersen LLP are expected to be present at the meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions. If the stockholders should fail to approve the selection of auditors, auditors will be designated by the Board of Directors.

The Board recommends a vote IN FAVOR of the approval of the selection of Arthur Andersen LLP as auditors.


STOCKHOLDER PROPOSAL

Stockholder proposals for inclusion in the proxy materials relating to the 1996 Annual Meeting of Stockholders must be received by the Company no later than November 22, 1995.

Management carefully considers all proposals and suggestions from stockholders and supports proposals which it believes are in the best interests of the Company and its stockholders. However, management opposes the following proposal for the reasons indicated below.


3. STOCKHOLDER PROPOSAL ON BLANK CHECK PREFERENCE STOCK

Management has been advised that College Retirement Equities Fund, 730 Third Avenue, New York, New York 10017, owner of 1,464,786 shares of Common Stock, intends to submit the following proposal at the meeting.

CREF Shareholder Resolution

WHEREAS, the Company's Board of Directors has authority under the Company's charter to issue one or more classes of so-called "blank check" preference stock, having such voting and other rights as the Board, in its sole discretion, may determine;

WHEREAS,  the  Board  may be able to deter  unsolicited  acquisition  offers  by
placing  blank  check   preference  stock  in  friendly  hands  without  seeking
shareholder approval;

WHEREAS, Delaware's anti-takeover statute enhances the Board's ability to deter unsolicited takeover bids by placing a block of blank check preference stock in friendly hands;

WHEREAS, such use of blank check preference stock by the Board could deprive shareholders of the opportunity to consider valuable offers for their stock;

RESOLVED that the shareholders request that the Board:

Adopt a policy of seeking shareholder approval prior to placing preference stock with any person or group except for the purpose of raising capital in the ordinary course of business or making acquisitions and without a view to effecting a change in voting power.


Proponent's Supporting Statement

I. The Board can limit shifts in control of the Company by placing a block of preference stock in friendly hands without shareholder approval.

The Board can issue blank check preference stock for capital raising, acquisitions or as an anti-takeover device, without shareholder approval. The Board can use blank check preference stock as an anti-takeover device to deter unsolicited tender offers favorable to shareholders. For example, the Board could issue blank check preference stock to dilute the stock ownership of, or create voting impediments for, an unsolicited acquirer. Since such uses of blank check preference stock could diminish the value of the shareholders' investment and decrease the market price of the Company's shares, shareholder approval should be obtained before the Board uses blank check preference stock as an anti-takeover device.

II. Delaware's anti-takeover statute enhances the Board's ability to deter takeovers by undertaking blocking transactions.

Delaware's anti-takeover statute enhances the Board's ability to deter a takeover by placing blank check preference stock in friendly hands. The statute provides generally that unless an unsolicited acquirer obtains 85% of the Company's voting stock in the transaction by which it obtains 15%, it is barred for three years from consummating a business combination with the Company. The Board can thus effectively deter unsolicited bids by placing a significant block of blank check preference stock in friendly hands, making it much harder (if not impossible) for an unsolicited bidder to attain the 85% ownership it needs to be exempted from the Delaware statute.

III. The Board should not use blank check preference stock to disadvantage shareholders without their consent.

The Board's discretionary authority to issue blank check preference stock should only be exercised for corporate purposes demonstrably in the best interests of shareholders. Good corporate governance requires that holders of a majority of voting stock approve the use of blank check preference stock as a deterrent to unsolicited tender offers--a use that is not necessarily in the best interests of shareholders.

Management Statement on the Proposal

The Board of Directors recommends that you vote AGAINST the proposal.

This is the third consecutive year that the proponent has raised the same stockholder proposal. At the last two Annual Meetings, the stockholders rejected the proposal. In so doing, the stockholders have reaffirmed their support for the Board's authority to issue blank check preference stock when it is in the best interests of the Company and its stockholders. The stockholders originally approved the Board's authority to issue blank check preference stock at the 1988 Annual Meeting.

The Board continues to believe that its ability to issue blank check preference stock in appropriate circumstances is essential to provide the Board with maximum flexibility to act in the best interests of the Company and its stockholders.

For the Company to continue to succeed in the highly competitive consumer products industry, the Company must be in a position to respond immediately to financing, acquisition and other business opportunities and situations. A central purpose of the preference stock is to enable the Company to respond quickly to these opportunities and situations free of the delays inherent in obtaining advance stockholder approval. The proposal, if adopted, will severely limit this flexibility and the Board's ability to take advantage of strategic business opportunities as they arise.

The Board is strongly committed to honor its fiduciary duty and always to act in the best interests of the stockholders.

The proponent's rationale for attempting to limit the Board's authority is that if the Company were ever faced with a takeover attempt, the Board might seek to issue preference stock in a manner disadvantageous to stockholders. To the contrary, the Board of Directors has a fiduciary responsibility and is committed to act in the best interests of the Company and its stockholders. In this regard it is worth noting that, other than the Chairman of the Board, the Company's Board is comprised entirely of independent directors without management ties to the Company.

As illustrated by Colgate-Palmolive's strong growth and impressive financial performance (see the Performance Graph on page 22 of this proxy statement), the Company's Board and management have consistently acted in the stockholders' best interests, delivering a total return to stockholders over the past five years of 127%. During this five-year period, the Company outperformed both the S&P 500 and the Peer Group Index. The Board has clearly and successfully demonstrated its commitment to acting in the best interests of stockholders by acting on the basis of its own business judgment in accordance with its fiduciary duty.

Safeguards already exist to protect the stockholders against the misuse of preference stock by the Board.

The use of preference stock in a takeover situation is subject to special scrutiny under the heightened standard of care applied by the courts to actions taken in response to an offer. In addition, the rules of the New York Stock Exchange limit the amount of preference stock convertible into Common Stock that may be issued without stockholder approval to 20% of the then outstanding voting stock. The Board believes that these major safeguards ensure that the stockholders' best interests will continue to be preserved and protected.

While the proponent suggests that the proposal is only intended to limit the use of preference stock as a takeover deterrent, the actual effect of the proposed policy would be much broader and potentially detrimental to the Company and its stockholders.

The proposal requires that the issuance of preference stock to raise capital without stockholder approval be "in the ordinary course of business". Since "ordinary course of business" is not defined, uncertainty will exist as to whether a particular financing satisfies the standard and can be done without stockholder approval. In addition, the requirement that an issuance of preference stock without stockholder approval not effect a change in voting power also creates uncertainty because any issuance of voting preference stock--even absent a takeover proposal--could effect a change in voting power to some degree.

These types of uncertainties will hamper the Company's ability to use preference stock for financing and strategic acquisitions which are in the best interests of the Company and its stockholders. Because prompt response to financing conditions and acquisition opportunities in the competitive consumer products market is often essential to their successful completion, these opportunities may not only be delayed by the proposed policy, but permanently lost. The Board believes that this is what the stockholders sought to avoid by approving the Board's authority to issue the blank check preference stock in 1988 and reaffirming this approval for the preceding two years.

The Company believes that an appropriate balance between Board authority and stockholder approval was achieved when stockholders authorized the blank check preference stock in 1988. This balance enables the Board, within the applicable legal principles and New York Stock Exchange Rules, to act in the best interests of stockholders while retaining the maximum flexibility to take advantage of business opportunities as they arise and thereby maximize stockholder value.


The Board recommends that you vote AGAINST the proposal.

OTHER BUSINESS

Management has no present intention of submitting any matters to the meeting other than those set forth above. It knows of no additional matters that will be presented by others. However, with respect to any other business that may come before the meeting, the persons designated in the enclosed proxy will vote in accordance with their best judgment.

By order of the Board of Directors.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary

                        [COLGATE-PALMOLIVE COMPANY LOGO]



                           NOTICE OF ANNUAL MEETING
                     OF STOCKHOLDERS AND PROXY STATEMENT

Printed on Recycled Paper

                           COLGATE-PALMOLIVE COMPANY
                     EMPLOYEES SAVINGS AND INVESTMENT PLAN

To: Plan Participants

As a participant in the above Plan, you may direct the manner in which shares of Company Common Stock and/or Convertible Preference Stock allocable to your interest in the Trust Funds established under such Plan shall be voted by the appropriate Trustee at the annual meeting of stockholders to be held at New York, New York on May 4, 1995 or at any adjournment thereof.
                     Election of Directors, Nominees:
                     V.R. Alden, J.K. Conway, R.E. Ferguson,
                     E.M. Hancock, D.W. Johnson, J.P. Kendall,
                     D.E. Lewis, R. Mark, H.B. Wentz, Jr.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Plan will be voted in the same proportion as shares for which instruction cards are received.
                                     (Continued and to be signed on other side.)

[X] Please mark your votes as in this example.                              4061

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board's recommendations.
The Board of Directors recommends a vote FOR Items 1 and 2.

1. Election of Directors.
   (see reverse)                       FOR [ ] WITHHELD [ ]

FOR, except vote withheld from the following nominee(s):

- ---------------------------------------------------------

2. Approve selection of
   Arthur Andersen LLP as Auditors.    FOR [ ] AGAINST [ ] ABSTAIN [ ]


The Board recommends a vote AGAINST Item 3.

3. Stockholder Proposal:
   Blank Check Preference Stock.       FOR [ ] AGAINST [ ] ABSTAIN [ ]

In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- ---------------------------------------------------------

- ---------------------------------------------------------
     SIGNATURE(S)                              DATE


                              FOLD AND DETACH HERE



                                 ANNUAL MEETING
                                       OF
                    COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

                             Thursday, May 4, 1995

Your vote is important to us. Please detach the above proxy, sign the card and insert it in the enclosed envelope at your earliest convenience. Further, be advised that your vote is held in confidence by our outside tabulator, First Chicago Trust Company of New York.

P
R
O
X
Y
                           COLGATE-PALMOLIVE COMPANY
                       300 Park Avenue, New York, NY 10022

                   Proxy Solicited by the Board of Directors
                       for Annual Meeting on May 4, 1995

The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, VERNON R. ALDEN and HOWARD B. WENTZ, JR. (the Proxy Committee) to vote as designated on the reverse side, all shares which the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held at New York, New York on May 4, 1995 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

                        Election of Directors, Nominees:
                        V.R. Alden, J.K. Conway, R.E. Ferguson,
                        E.M. Hancock, D.W. Johnson, J.P. Kendall,
                        D.E. Lewis, R. Mark,  H.B. Wentz, Jr.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                     (Continued and to be signed on other side.)

[X] Please mark your votes as in this example.                             0124

This proxy when properly executed will be voted in the manner directed herein. If no direction is made this proxy will be voted in accordance with the Board's recommendations.

The Board recommends a vote FOR Items 1 and 2.

1. Election of Directors.
   (see reverse)                       FOR [ ] WITHHELD [ ]

2. Approve selection of
   Arthur Andersen LLP as Auditors.    FOR [ ] AGAINST [ ] ABSTAIN [ ]

FOR, except vote withheld from the following nominee(s):

- ---------------------------------------------------------

The Board recommends a vote AGAINST Item 3.

3. Stockholder Proposal:
   Blank Check Preference Stock.       FOR [ ] AGAINST [ ] ABSTAIN [ ]

In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- ---------------------------------------------------------

- ---------------------------------------------------------
     SIGNATURE(S)                               DATE


                              FOLD AND DETACH HERE



                                 ANNUAL MEETING
                                       OF
                     COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

                             Thursday, May 4, 1995
                                Marriott Marquis
                                   10:00 a.m.
                               Broadway Ballroom
                                 1535 Broadway
                           (45th Street and Broadway)
                                  New York, NY

Your vote is important to us. Please detach the above proxy, sign the card and insert it in the enclosed envelope at your earliest convenience. Further, be advised that your vote is held in confidence by our outside tabulator, First Chicago Trust Company of New York.

If you intend to attend the meeting, please fill out and mail separately the enclosed ticket request.

                         COLGATE-PALMOLIVE PHILS., INC.
                               STOCK/SAVINGS PLAN

To: Plan Participants

As a participant in the above Plan, you may direct the manner in which shares of Company Common Stock allocable to your interest in the Funds "C" and "D" of the CPPI Employees' Retirement Plan shall be voted by the Trustee/Custodian at the annual meeting of stockholders to be held at New York, New York, on May 4, 1995 or at any adjournment thereof.

                     Election of Directors, Nominees:
                     V.R. Alden, J.K. Conway, R.E. Ferguson,
                     E.M. Hancock, D.W. Johnson,
                     J.P. Kendall, D.E. Lewis, R. Mark,
                     H.B. Wentz, Jr.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Plan will be voted by the Custodian in accordance with the instructions of the Trustee.

                                     (Continued and to be signed on other side.)

[X] Please mark your votes as in this example.                              1958

This proxy when properly executed will be voted in the manner directed herein. If no direction is made and this proxy is executed and returned, this proxy will be voted by the Trustee/Custodian in accordance with the Board's recommendations.

The Board recommends a vote FOR Items 1 and 2.

1. Election of Directors.
   (see reverse)                       FOR [ ] WITHHELD [ ]

FOR, except vote withheld from the following nominee(s):

- ---------------------------------------------------------

2. Approve selection of
   Arthur Andersen LLP as Auditors.    FOR [ ] AGAINST [ ] ABSTAIN [ ]


The Board recommends a vote AGAINST Item 3.

3. Stockholder Proposal:
   Blank Check Preference Stock.       FOR [ ] AGAINST [ ] ABSTAIN [ ]

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- ---------------------------------------------------------

- ---------------------------------------------------------
     SIGNATURE(S)                              DATE

FOLD AND DETACH HERE

                             COLGATE-PALMOLIVE U.K.
                              STOCK/SAVINGS PLAN

To: Plan Participants

As a participant in the above Plan, you may direct the manner in which shares of Company Common Stock allocable to your interest in the funds established under such Plan shall be voted by the Trustee/Custodian at the annual meeting of stockholders to be held at New York, New York on May 4, 1995 or at any adjournment thereof.

                        Election of Directors, Nominees:
                        V.R. Alden, J.K. Conway, R.E. Ferguson,
                        E.M. Hancock, D.W. Johnson,
                        J.P. Kendall, D.E. Lewis, R. Mark,
                        H.B. Wentz, Jr.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Plan will not be voted.

                                     (Continued and to be signed on other side.)

[X] Please mark your votes as in this example.                             1957

This proxy when properly executed will be voted in the manner directed herein. If no direction is made and this proxy is executed and returned, this proxy will be voted by the Trustee/Custodian in accordance with the Board's recommendations.

The Board recommends a vote FOR Items 1 and 2.

1. Election of Directors.
   (see reverse)                       FOR [ ] WITHHELD [ ]

FOR, except vote withheld from the following nominee(s):

- ---------------------------------------------------------

2. Approve selection of
   Arthur Andersen LLP as Auditors.    FOR [ ] AGAINST [ ] ABSTAIN [ ]


The Board recommends a vote AGAINST Item 3.

3. Stockholder Proposal:
   Blank Check Preference Stock.       FOR [ ] AGAINST [ ] ABSTAIN [ ]

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- ---------------------------------------------------------

- ---------------------------------------------------------
     SIGNATURE(S)                               DATE


                              FOLD AND DETACH HERE

                           COLGATE-PALMOLIVE GERMANY
                               STOCK/SAVINGS PLAN

To: Plan Participants

As a participant in the above Plan, you may direct the manner in which shares of Company Common Stock allocable to your interest in the funds established under such Plan shall be voted by the Trustee at the annual meeting of stockholders to be held at New York, New York on May 4, 1995 or at any adjournment thereof.

                        Election of Directors, Nominees:
                        V.R. Alden, J.K. Conway, R.E. Ferguson,
                        E.M. Hancock, D.W. Johnson,
                        J.P. Kendall, D.E. Lewis, R. Mark,
                        H.B. Wentz, Jr.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Plan may be voted in the same proportion as shares for which instruction cards are received.

                                     (Continued and to be signed on other side.)

[X] Please mark your votes as in this example.                             1956

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted by the Trustee in accordance with the Board's recommendations.

The Board recommends a vote FOR Items 1 and 2.

1. Election of Directors.
   (see reverse)                       FOR [ ] WITHHELD [ ]

FOR, except vote withheld from the following nominee(s):

- --------------------------------------------------------

2. Approve selection of
   Arthur Andersen LLP as Auditors.    FOR [ ] AGAINST [ ] ABSTAIN [ ]


The Board recommends a vote AGAINST Item 3.

3. Stockholder Proposal:
   Blank Check Preference Stock.       FOR [ ] AGAINST [ ] ABSTAIN [ ]

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- --------------------------------------------------------

- --------------------------------------------------------
     SIGNATURE(S)                            DATE

                              FOLD AND DETACH HERE

                              COLGATE-PALMOLIVE PR
                          SAVINGS AND INVESTMENT PLAN

To: Plan Participants

As a participant in the above Plan, you may direct the manner in which shares of Company Common Stock allocable to your interest in the Colgate-Palmolive Stock Fund established under such Plan shall be voted by the Trustee at the annual meeting of stockholders to be held at New York, New York on May 4, 1995 or at any adjournment thereof.

                        Election of Directors, Nominees:
                        V.R. Alden, J.K. Conway, R.E. Ferguson,
                        E.M. Hancock, D.W. Johnson,
                        J.P. Kendall, D.E. Lewis, R. Mark,
                        H.B. Wentz, Jr.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Colgate-Palmolive Stock Fund will be voted in the same proportion as shares for which instruction cards are received.

                                     (Continued and to be signed on other side.)

[X] Please mark your votes as in this example.                              5607

This proxy when properly executed will be voted in the manner directed herein. If no direction is made and this proxy is executed and returned, this proxy will be voted by the Trustee in accordance with the Board's recommendations.

The Board recommends a vote FOR Items 1 and 2.

1. Election of Directors.
   (see reverse)                       FOR [ ] WITHHELD [ ]

2. Approve selection of
   Arthur Andersen LLP as Auditors.    FOR [ ] AGAINST [ ] ABSTAIN [ ]

FOR, except vote withheld from the following nominee(s):

- --------------------------------------------------------

The Board recommends a vote AGAINST Item 3.

3. Stockholder Proposal:
   Blank Check Preference Stock.       FOR [ ] AGAINST [ ] ABSTAIN [ ]

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- --------------------------------------------------------

- --------------------------------------------------------
     SIGNATURE(S)                         DATE

                              FOLD AND DETACH HERE